UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 7, 2003

Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 5. Other Events

Peoples Energy Corporation (the Company) and Dominion Energy, Inc. are equal investors in Elwood Energy LLC (Elwood), which owns and operates a 1,400-megawatt peaking facility near the City of Chicago. Power generated by Elwood is sold through long-term contracts with Exelon Generation Company, LLC, Engage Energy America, LLC and Aquila, Inc. (Aquila). As previously reported by the Company in its Form 10-Q for the period ended December 31, 2002, Moody's Investors Service and Standard & Poor's Ratings Services have downgraded Aquila's senior unsecured debt rating to below investment grade. As a result of Aquila's credit rating downgrades, Elwood has demanded security equal to 12 months of capacity payments. Aquila has provided the required security in the form of letters of credit and cash escrows and continues to make its monthly capacity payments to Elwood on time.

On April 4, 2003, Elwood received a letter from Aquila stating that Aquila would like to discuss restructuring or terminating its contracts with Elwood. Elwood has not yet determined what response it will have with respect to Aquila's request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

April 7, 2003	By: /s/ THOMAS A. NARDI
(Date)	Thomas A. Nardi
Senior Vice President, Chief Financial Officer and Treasurer